PRESS RELEASE			FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC.	DECEMBER 24, 2003
111 WEST 57th STREET
NEW YORK, NEW YORK 10019	CONTACT: CHARLES E.
HARRIS

NASDAQ/NMS SYMBOL: TINY 	TEL. NO. (212) 582-0900


       HARRIS & HARRIS GROUP, INC. ANNOUNCES
   FOLLOW-ON PUBLIC OFFERING OF 2,000,000 SHARES OF
          COMMON STOCK AT $8.00 PER SHARE


Harris & Harris Group, Inc. (NASDAQ: TINY), today announced
that it has priced a follow-on public offering of 2,000,000 shares of its common stock. All of the shares are being sold by the Company. We intend to use the net proceeds of the offering to make new investments in tiny technology as well as follow-on investments in our existing venture capital investments, and for
working capital.   The shares are being offered through the
underwriter Punk, Ziegel & Company, LP. A copy of the final prospectus related to the offering can be obtained from Punk, Ziegel & Company, LP by calling 212-308-9494.

	Harris & Harris Group is a publicly traded venture capital company that now makes initial investments exclusively in tiny technology, including nanotechnology, microsystems and microelectromechanical systems (MEMS). The Company's last 12 initial private equity investments have been in tiny-technology enabled companies.

	Harris & Harris Group is a business development company with 11,498,845 common shares outstanding, prior to this offering.

	Detailed information about Harris & Harris Group and its holdings can be found on its website at www.TinyTechVC.com.








This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K and recent Prospectus filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, Harris & Harris Group, Inc. undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.